SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2011

RARUS MINERALS INC.

 (Exact name of Registrant as specified in its charter)

Nevada	333-168925	27-3015109
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2850 W. Horizon Ridge Parkway Suite 200 Henderson, NV 89052 (Address of principal executive offices) Phone: (702) 430-4610 Fax: (702) 430-4501 (Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RARUS MINERALS INC.

Form 8-K

Current Report

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 24, 2011, Rarus Minerals Inc., a Nevada corporation (the “Company”), entered into that certain Option to Purchase Pilot Peak Property (the “Option Agreement") with Noel Cousins and Steven Van Ert (together, the “Optionor”), pursuant to which the Company has the exclusive option (the “Option”) to purchase a 100% interest in Optionor’s rights to those certain lode mining claims, consisting of approximately 2,600 acres, situated in San Bernardino County, California (the “Pilot Peak Property”).

To fully exercise the Option and receive an undivided 100% right, title and interest in and to the Pilot Peak Property, the Company must: 1) pay an aggregate sum of $910,000 to Optionor (the “Cash Payments”); 2) incur an aggregate of at least $950,000 of expenditures on or with respect to the Pilot Peak Property (the “Expenditures”); and 3) issue to Optionor an aggregate of ten million five hundred thousand (10,500,000) restricted shares of common stock of the Company (the “Stock Issuances”).  The Cash Payments, Expenditures and Stock Issuances are herein collectively referred to as the “Option Price” and shall be paid as follows:

Cash Payments:

The Company shall pay the Cash Payments to Optionor in the following amounts and by the dates described below:

i.

$33,000 prior to or upon execution of the Option Agreement (the “Execution Date”) (less $20,000 that has previously been paid) for a net balance owing of $13,000;

ii.

$52,000 on or before November 1, 2011;

iii.

$25,000 on or before March 1, 2012;

iv.

$75,000 on or before one year from the Execution Date;

v.

$75,000 on or before November 1, 2012;

vi.

$100,000 on or before two years from the Execution Date;

vii.

$100,000 on or before November 1, 2013;

viii.

$100,000 on or before three years from the Execution Date;

ix.

$100,000 on or before November 1, 2014;

x.

$125,000 on or before four years from the Execution Date; and

xi.

$125,000 on or before November 1, 2015.

Expenditures:  The Company shall incur Expenditures on or with respect to the Pilot Peak Property in the following amounts and by the dates described below:

i.

$150,000 within 12 months following the Execution Date;

ii.

$200,000 on or before 24 months following the Execution Date;

iii.

$300,000 on or before 36 months following the Execution Date; and

iv.

$300,000 on or before 48 months following the Execution Date.

Stock Issuances:  The Company shall issue shares of its common restricted stock to Optionor in the following amounts and by the dates described below:

i.

9,750,000 shares on or before the Execution Date;

ii.

250,000 shares on or before November 1, 2011;

iii.

250,000 shares on or before November 1, 2012; and

iv.

250,000 shares on or before November 1, 2013.

Upon satisfaction of the foregoing terms and conditions, the Company will have fully exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Pilot Peak Property, subject to certain royalties reserved to Optionor per the terms of the Option Agreement, and in and to any resulting mineral permits or leases.  If the Company fails to deliver or pay the Option Price within the time periods set forth above, the Option and the Option Agreement shall terminate 30 days after Optionor provides written notice to the Company of such failure, during which time the Company may deliver or pay the consideration overdue and therefore maintain the Option in good standing.

As of the date of this Report, the Company has taken the following actions to perfect the Option: 1) made an initial cash payment of $20,000 to Optionor; 2) incurred expenditures totaling $45,000 on or with respect to the Pilot Peak Property; and 3) commenced the initial work on the Pilot Peak Property.

The foregoing summary description of the terms of the Option Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Option Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 3.02

UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Option Agreement by and between the Company and Noel Cousins and Steven Van Ert dated June 24, 2011

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARUS MINERALS INC.
Date: June 28, 2011	By: /s/ Manfred Ruf
Manfred Ruf
Chief Executive Officer, President & Director